Exhibit 99.04


                                Southern Company
                        Analysis of Consolidated Earnings
                            (In Millions of Dollars)

                                               3 Months Ended March
                                     --------------------------------------
                                        2004            2003         Change
                                        ----            ----         ------
Income Account-
Retail Revenue                        $ 2,144         $ 1,974        $ 170
Wholesale Revenue                         352             335           17
Other Electric Revenues                    93              91            2
Non-regulated Operating Revenues          166             148           18
                                      -------         -------        -----
Total Revenues                          2,755           2,548          207
                                      -------         -------        -----
Fuel and Purchased Power                  928             825          103
Non-fuel O & M                            774             724           50
Depreciation and Amortization             241             245           (4)
Taxes Other Than Income Taxes             158             149            9
                                      -------         -------        -----
Total Operating Expenses                2,101           1,943          158
                                      -------         -------        -----
Operating Income                          654             605           49
Other Income, net                         (30)            (17)         (13)
Interest Charges and Dividends            170             169            1
Income Taxes                              123             121            2
                                      -------         -------        -----
NET INCOME AS REPORTED                $   331         $   298        $  33
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